Exhibit 99.1

UTStarcom Releases Financial Results for Fourth Quarter and Full Year 2010

Beijing, China, March 11, 2011 — UTStarcom, Inc. (“UTStarcom” or “the Company”) (NASDAQ: UTSI), a leading provider of interactive, IP-based network solutions in iDTV, IPTV, Internet TV and Broadband for cable and telecom operators, today reported financial results for the fourth quarter of 2010 and for the full year ended December 31, 2010.

“I am pleased we exceeded our adjusted revenue target for the year and had positive operational cash flow in the fourth quarter of 2010” said Jack Lu, President and CEO of UTStarcom. “Many of the changes made during the year have begun to pay off and we believe these efforts will allow us to return to profitability.”

Fourth Quarter 2010 Financial Results

Net sales for the fourth quarter of 2010 were $76.1 million as compared to $116.3 million in the fourth quarter of 2009.

Gross margin for the fourth quarter of 2010 was 11% as compared to 30% in the fourth quarter of 2009. Gross margin for the fourth quarter of 2010 included the following significant items: $3.3 million loss contract reserve and $9.9 million inventory write-down. Gross profit was $8.1 million in the fourth quarter of 2010 compared to $35.0 million in the corresponding period of 2009.

Fourth quarter 2010 GAAP operating expenses were $34.7 million compared to $75.6 million in the same period of 2009.

The GAAP net loss attributable to UTStarcom for the fourth quarter of 2010 was $23.0 million, or a loss of $0.15 per share, as compared to a loss of $39.4 million, or a loss of $0.31 per share in the fourth quarter of 2009.

Full Year 2010 Financial Results

Net sales for the year 2010 exceeded the Company’s adjusted target of $ 270-280 million mainly due to an increase in multimedia product related revenue as telecom operators strove to improve their infrastructure and completed large contracts earlier than expected.

Net sales for the year 2010 were $ 291.5 million, as compared to $ 386.3 million last year. This year over year decrease was mainly attributable to the wind-down of the Company’s handset business.

Gross margins for the year 2010 were 24% as compared to 17% in 2009. Gross margins for the year 2010 included the following significant items: $14.6 million inventory write-down, $6.0 million decrease in cost of sales resulting from the reversal of an accrued third party commission liability as a result of expiration of the statute of limitations and $2.6 million in loss contract reserve including adjustments from the actualization of estimated costs related to certain fixed price contracts.

Gross profit for the year 2010 was $70.2 million as compared to $65.0 million for the year 2009.

GAAP operating expenses for the year 2010 were $144.0 million compared to $283.7 million in the same period of 2009.

The GAAP net loss attributable to UTStarcom for the full year 2010 was $65.1 million or a loss of $0.48 per share, as compared to a loss of $225.7 million, or $1.77 per share in the prior year.

Net cash, cash equivalents and short-term investments as of December 31, 2010 was $352.1 million compared to $266.9 million on December 31, 2009.

Non-GAAP Results

To enable a comparison of the financial results for the Company on a year-over-year basis the Company has prepared certain non-GAAP results which present the Company’s results as if the wind-down of the Company’s Korea-based handset operations were completed as of the beginning of the earliest time-period presented.

The fourth quarter of 2010 non-GAAP revenue was $76 million, non-GAAP gross margin was 9% and non-GAAP operating loss was $28 million. This compares to the fourth quarter of 2009 non-GAAP revenue of $104 million, non-GAAP gross margin of 32% and non-GAAP operating loss of $43 million.

The full year 2010 non-GAAP revenue, gross margin and operating loss were $288 million, 23% and $76 million, respectively. This compares to the full year 2009 non-GAAP revenue, gross margin and operating loss of $330 million, 26% and $192 million, respectively. The decrease in non-GAAP revenue reflects the expected zero demand for the PAS infrastructure products, the exit from certain low margin Broadband products, and minimal handset sales due to the wind-down of the Company’s China handset business.

Fourth Quarter 2010 Highlights

•                  Net cash provided in operating activities was $5.2 million in the fourth quarter of 2010 compared to net cash used in operating activities of $12.4 million in the third quarter of 2010.

•                  The Company improved its corporate structure to better support its new strategy and better align the Company for sales and marketing performance.

•                  The Company closed the acquisition of Stage Smart, which will enable it to generate revenue by providing technology and operational support for Internet TV services.

2011 Outlook

•                  The company is aiming to achieve total revenue for the year in a range of $300-320  million, which includes PAS deferred revenue through the end of 2011 at the rate of $23 million per quarter.

•                  UTStarcom targets to generate 10% of total sales in 2011 from its new Operational Support Service business.

•                  The Company is targeting annualized operating expenses of less than $100 million.

•                  UTStarcom is committed to breaking even in 2011 on a full year basis.

Conference Call

The Company will host a conference call to discuss the Company’s financial results for this period before market open on Friday, March 11, 2011.

The call will take place at 5:00 a.m. (PT) / 8:00 a.m. (ET) / 9:00 p.m. China time on Friday, March 11, 2011.

The conference call dial-in numbers are as follows: United States — 877-246-9113; International - 706-643-0515. The conference ID number is 47996784.

A replay of the call will be available for 7 days. The conference call replay numbers are as follows: United States — 800-642-1687; International — 706-645-9291.

The Conference ID for accessing the recording is 47996784.

Investors will also have the opportunity to listen to the conference call and the replay over the Internet through the investor relations section of UTStarcom’s website at: http://www.utstar.com.

To listen to the live call, please go to the website at least 15 minutes early to register, and to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will also be available on this site.

About UTStarcom, Inc.

UTStarcom is a leading provider of interactive, IP-based network solutions in iDTV, IPTV, Internet TV and Broadband for cable and telecom operators. The Company sells its solutions to operators in both emerging and established telecommunications and cable markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks.

Founded in 1991, listed on the NASDAQ in 2000, the Company has its operational headquarters in Beijing, China and research and development operations in China and India. For more information about UTStarcom, visit the Company’s website at http://www.utstar.com.

Discussion of Non-GAAP Financial Measures

In this earnings release, UTStarcom refers to certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. UTStarcom believes that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s planning and forecasting of future periods. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under Securities and Exchange Commission rules.

On July 31, 2009, the Company divested its Korea-based handset manufacturing operations known as UTStarcom Korea Technologies Limited. To enable a comparison of the financial results for the Company on a year-over-year and a quarter-over-quarter basis the Company has prepared certain non-GAAP results which present the Company’s results as if the wind down of the Company’s Korea-based handset operations were completed prior to each time period presented. The reconciliation between GAAP and these non-GAAP financial measures is provided at the end of this press release and on the Company’s website.

Forward-Looking Statements

This release includes forward-looking statements, including statements regarding the effects of the  Company’s corporate structure, expectations relating to the acquisition of Stage Smart and expectations regarding the Company’s performance in 2011. These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These include risks and uncertainties regard the ability of the Company to realize anticipated results of operational improvements, the Company’s ability to integrate and capitalize on the opportunities by the acquisition of Stage Smart, revenues and expenses under its new business model, and executing on its business plan and managing regulatory matters as well as risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. The Company is in a period of significant transition and in the conduct of its business is exposed to additional risks as a result. All forward-looking statements included in this release are based upon information available to the Company as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement.

For investor and media inquiries, please contact:

Jing Ou-Yang

UTStarcom, Inc.

Phone: +8610 8520 5153

jouyang@utstar.com

Brion Tingler

Kreab Gavin Anderson

Phone: +8610 6535 3567

btingler@kreabgavinanderson.com

UTStarcom, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$352,053	$266,881
Accounts and notes receivable, net	30,177	43,773
Inventories and deferred costs	159,583	202,753
Prepaids and other current assets	62,772	74,354
Total current assets	604,585	587,761
Long-term assets:
Property, plant and equipment, net	4,819	130,612
Goodwill	13,820	—
Intangible assets, net	4,858	—
Long-term deferred costs	132,587	184,978
Other long-term assets	23,614	25,760
Total assets	$784,283	$929,111

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$36,356	$54,115
Customer advances	82,607	120,364
Deferred revenue	182,963	170,777
Other current liabilities	88,923	147,914
Total current liabilities	390,849	493,170
Long-term liabilities:
Long-term deferred revenue and other liabilities	144,494	179,790
Total liabilities	535,343	672,960

Total equity	248,940	256,151
Total liabilities and equity	$784,283	$929,111

UTStarcom, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)

Net sales	$76,129	$116,337	$291,535	$386,344
Cost of net sales	68,065	81,361	221,297	321,365
Gross profit	8,064	34,976	70,238	64,979
	11%	30%	24%	17%
Operating expenses:
Selling, general and administrative	19,358	26,452	95,240	140,742
Research and development	9,021	11,260	38,044	63,243
Amortization of intangible assets	206	—	206	—
Impairment of goodwill and other long-lived assets	—	33,287	—	33,287
Restructuring	6,391	5,010	16,018	46,495
Net gain on divestiture	(304)	(432)	(5,548)	(100)
Total operating expenses	34,672	75,577	143,960	283,667

Operating loss	(26,608)	(40,601)	(73,722)	(218,688)

Interest income, net	555	275	1,739	1,541
Other income, net	2,741	5,644	9,808	2,303
Loss before income taxes	(23,312)	(34,682)	(62,175)	(214,844)
Income taxes benefit (expense)	128	(4,694)	(3,115)	(10,860)
Net loss	(23,184)	(39,376)	(65,290)	(225,704)

Net (income) loss attributable to noncontrolling interest	155	(16)	161	16
Net loss attributable to UTStarcom, Inc.	$(23,029)	$(39,392)	$(65,129)	$(225,688)

Net loss per share attributable to UTStarcom, Inc. - Basic and Diluted	$(0.15)	$(0.31)	$(0.48)	$(1.77)

Weighted average shares used in per share calculation:
Basic and Diluted	152,714	128,581	137,057	127,346

UTStarcom, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,	Three months ended December 31,
	2010	2009
	(In thousands)	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities	5,223	21,754

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(833)	(361)
Net proceeds from divestitures	533	—
Deposit received on pending sale of building	—	7,307
Change in restricted cash	5,881	(3,868)
Proceeds from settlement of an investment interest	—	1,039
Purchase of an investment interest	(2,152)	—
Purchase of short-term investments	(581)	(431)
Proceeds from sale of short-term investments	2,990	2,534
Other	3	198
Net cash provided by investing activities	5,841	6,418

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	(9)	—
Net cash used in financing activities	(9)	—
Effect of exchange rate changes on cash and cash equivalents	3,426	559
Net increase in cash and cash equivalents	14,481	28,731
Cash and cash equivalents at beginning of period	337,026	237,112
Cash and cash equivalents at end of period	$351,507	$265,843

UTStarcom, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands, except per share amounts)

	Year ended December 30,	Year ended December 30,
	2010	2009
	(Unaudited)	(Audited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash used in operating activities	(92,182)	(67,448)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(3,449)	(2,012)
Net proceeds from divestitures	3,381	11,508
Deposit received on pending sale of building	—	7,307
Proceeds from sale of building (net of tax payments)	123,955	—
Change in restricted cash	13,260	(1,973)
Proceeds from settlement of an investment interest	481	2,639
Purchase of an investment interest	(2,702)	—
Purchase of short-term investments	(12,583)	(6,945)
Proceeds from sale of short-term investments	10,815	10,159
Other	335	635
Net cash provided by investing activities	133,493	21,318

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of stock and option, net of expense	34,594	—
Issuance of common stock upon exercise of options and ESPP	—	367
Repurchase of common stock	(67)	—
Change in bank overdrafts	—	(755)
Net cash provided by (used in) financing activities	34,527	(388)
Effect of exchange rate changes on cash and cash equivalents	9,826	2,758
Net increase/ (decrease) in cash and cash equivalents	85,664	(43,760)
Cash and cash equivalents at beginning of period	265,843	309,603
Cash and cash equivalents at end of period	$351,507	$265,843

UTSTARCOM, INC.

Mar 11, 2011 Conference Call

RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain non-GAAP measures which are adjusted to present those metrics as if the Korea handsets business had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted  non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended
	31-Mar-09	30-Jun-09	30-Sep-09	31-Dec-09	31-Dec-09	31-Mar-10	30-Jun-10	30-Sep-10	31-Dec-10	31-Dec-10
GAAP Revenue (a)	$119	$80	$71	$116	$386	$81	$73	$61	$76	$291

Less: Korea Handset Sales to PCD (b)	39	(3)	8	12	56	3	—	—	—	3

Non-GAAP Revenue	$80	$83	$63	$104	$330	$78	$73	$61	$76	$288

(a) GAAP Revenue for each period is the consolidated revenue as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated revenue for the quarters ended December 31, 2008 and 2009, which is derived from the revenue reported in the Form 10-Qs and Form 10-K with respect to fiscal years 2008 and 2009.

(b) Prior to the July 1, 2008 divestiture of PCD, Korea handset did not record revenue for units shipped to PCD as this activity was an intercompany transfer. After July 1, 2008 this activity was recorded as a third party sale in the Handset segment.

UTSTARCOM, INC.

Mar 11, 2011 Conference Call

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain non-GAAP measures which are adjusted to present those metrics as the Korea handsets business had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended
	31-Mar-09	30-Jun-09	30-Sep-09	31-Dec-09	31-Dec-09	31-Mar-10	30-Jun-10	30-Sep-10	31-Dec-10	31-Dec-10
GAAP Gross Profit (a)	$22	$(16)	$24	$35	$65	$27	$23	$12	$8	$70
GAAP Gross Margin %	18%	(20)%	34%	30%	17%	34%	32%	20%	11%	24%

Less: Korea Handset Gross Profit from Sales to PCD (b)	3	(28)	2	2	(21)	1	1	(1)	1	2

Non-GAAP Gross Profit	$19	$12	$22	$33	$86	$26	$22	$13	$7	$67
Non-GAAP Gross Margin %	24%	14%	35%	32%	26%	33%	30%	20%	9%	23%

(a) GAAP Gross Profit and GAAP Gross Margin % for each period is the consolidated gross profit and gross margin % as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated gross profit and gross margin % for the quarter ended December 31, 2008 and 2009, which is derived from the gross profit and gross margin % reported in the Form 10-Qs and Form 10-K with respect to fiscal years 2008 and 2009.

(b) Prior to the July 1, 2008 divestiture of PCD, Korea handset earned a gross profit on the intercompany transfer of inventory to PCD. This gross profit was recorded in the Handset segment.  After July 1, 2008 this activity was recorded as a third party transaction.

UTSTARCOM, INC.

Mar 11, 2011 Conference Call

RECONCILIATION OF GAAP OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain non-GAAP measures which are adjusted to present those metrics as if the Korea handsets business had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended
	31-Mar-09	30-Jun-09	30-Sep-09	31-Dec-09	31-Dec-09	31-Mar-10	30-Jun-10	30-Sep-10	31-Dec-10	31-Dec-10
GAAP Operating Expense (a)	$81	$70	$58	$76	$285	$46	$28	$35	$35	$144

Less: Korea Handset Operating Expense (b)	3	2	1	—	6	—	—	—	—	0

Non-GAAP Operating Expense	$78	$68	$57	$76	$279	$46	$28	$35	$35	$144

(a) GAAP Operating Expense for each period is the consolidated operating expense as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated operating expense for the quarter ended December 31, 2008 and 2009, which is derived from the operating expenses reported in the Form 10-Qs and Form 10-K with respect to the fiscal years 2008 and 2009.

(b) Both prior to and after the July 1, 2008 divestiture of PCD, all direct operating expense relating to Korea handset has been recorded in the Handset segment.

UTSTARCOM, INC.

Mar 11, 2011 Conference Call

RECONCILIATION OF GAAP OPERATING LOSS TO  NON-GAAP OPERATING LOSS

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain non-GAAP measures which are adjusted to present those metrics as if the Korea handsets business had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended
	31-Mar-09	30-Jun-09	30-Sep-09	31-Dec-09	31-Dec-09	31-Mar-10	30-Jun-10	30-Sep-10	31-Dec-10	31-Dec-10
GAAP Operating Loss (a)	$(59)	$(85)	$(34)	$(41)	$(219)	$(19)	$(5)	$(23)	$(27)	$(74)

Less: Korea Handset Operating Income (Loss) (b)	—	(30)	1	2	(27)	1	1	(1)	1	2

Non-GAAP Operating Loss	$(59)	$(55)	$(35)	$(43)	$(192)	$(20)	$(6)	$(23)	$(28)	$(76)

(a)  GAAP Operating Loss for each period is the consolidated operating loss as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated operating loss for the quarter ended December 31,  2008 and 2009, which is derived from the operating loss reported in the Form 10-Qs and Form 10-K with respect to fiscal years 2008 and 2009.

(b) Both prior to and after the July 1, 2008 divestiture of PCD, the operating loss relating to Korea handset has been recorded in the Handset segment.

UTSTARCOM, INC.

Mar 11, 2011 Conference Call

ABBREVIATED NON-GAAP P&L STATEMENT (a)

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain non-GAAP measures which are adjusted to present those metrics as if the Korea handsets business had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended
	31-Mar-09	30-Jun-09	30-Sep-09	31-Dec-09	31-Dec-09	31-Mar-10	30-Jun-10	30-Sep-10	31-Dec-10	31-Dec-10
Non-GAAP Revenue	$80	$83	$63	$104	$330	$78	$73	$61	$76	$288

Non-GAAP Gross Profit	19	12	22	33	86	26	22	13	7	67
Non-GAAP Gross Margin %	24%	14%	35%	32%	26%	33%	30%	20%	9%	23%

Non-GAAP Operating Expense	78	68	57	76	279	46	28	35	35	144

Non-GAAP Operating Loss	$(59)	$(55)	$(35)	$(43)	$(192)	(20)	$(6)	$(23)	$(28)	$(76)

(a) Please refer to the preceding reconciliation tables for the adjustments to GAAP Revenue, Gross Profit, Operating Expense and Operating Loss.